Asset Purchase Agreement
(Business)

THIS AGREEMENT made as of April 1st, 2008, between Mike Murphy, of MK Automotive, (the "Buyer") and Robert Handal, of Robbie Auto (the "Seller")

IN CONSIDERATION of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. **Purchase of Assets**. The Buyer agrees to purchase from the Seller and the Seller agrees to sell to the Buyer all of the business assets of the Seller used in the Seller's Autotech business commonly known as the Buffalo store. Real property and leasehold improvements and major equipment such as lifts and compressors are excluded. Robbie will remain owner and landlord.

2. **Purchase Price**. The total purchase price (the "Purchase Price") payable by the Buyer to the Seller for the business shall be $300,000 (three hundred thousand dollars).

3. **Payment**. The payment shall consist of $300,000 seller financing. The terms are as described in the promissory note to be executed at closing.

4. **Closing Date**. The closing of this transaction shall take place on April 1st, 2008 or such earlier or later date as may be mutually acceptable to the parties hereto.

5. **Normal Course of Business**. At closing the buyer shall assume operations and liability for the expenses incurred in the normal course of business at the Buffalo store.

6. **Liability**. Seller warrants the business free of any encumbrance or liabilities (leases etc.,) and seller remains responsible for all sales tax due on sales prior to the closing.

7. **Lease**. The closing is contingent on the simultaneous execution of a mutually acceptable lease for Buffalo.

8. **Entire Agreement**. This Agreement constitutes the entire agreement among the parties, and contains all of the representations and warranties of the respective parties. This Agreement may not be amended or modified in any respect except by written instrument signed by both parties.

9. **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

10. **Successors and Assigns.** This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above mentioned.

Witness ROBBIE HANDAL

Witness mike murphy

April 1st 2008

4/1/2008